Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 28, 2025, relating to the financial statements of Chart Industries, Inc., and the effectiveness of Chart Industries, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Chart Industries, Inc. for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Atlanta, Georgia

February 28, 2025